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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 of our report dated January 22, 1998, on our audits of the financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



                                            /s/ COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
March 16, 1998